EXHIBIT NO. EX-99.a.v

DIMENSIONAL INVESTMENT GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation has authority to issue a total of Eight Billion (8,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Eighty Million Dollars ($80,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its sixteen existing classes of the common stock (each a “Class” and collectively, the “Classes”) is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
The DFA International Value Portfolio Shares	300,000,000
U.S. Large Cap Value Portfolio II Shares	200,000,000
U.S. Small Cap Value Portfolio II Shares	200,000,000
DFA International Value Portfolio II Shares	200,000,000
DFA International Value Portfolio III Shares	200,000,000
U.S. Large Cap Value Portfolio III Shares	200,000,000
LWAS/DFA U.S. High Book to Market Portfolio Shares	200,000,000
LWAS/DFA Two-Year Fixed Income Portfolio Shares	200,000,000
LWAS/DFA Two-Year Government Portfolio Shares	200,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
DFA International Value Portfolio IV Shares	200,000,000
Emerging Markets Portfolio II Shares	200,000,000
Tax-Managed U.S. Marketwide Value Portfolio II Shares	200,000,000
U.S. Large Company Institutional Index Portfolio Shares	200,000,000
Global Equity Portfolio Shares	200,000,000
Global 60/40 Portfolio Shares	200,000,000
Global 25/75 Portfolio Shares	200,000,000

The allocation of shares of common stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the Classes designated as the Global Equity Portfolio Shares, the Global  60/40 Portfolio Shares and the Global  25/75 Portfolio Shares into Sub-Classes is as follows:

Sub-Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
Global Equity Portfolio Shares – Class R	100,000,000
Global Equity Portfolio Shares – Institutional Class	100,000,000
Global 60/40 Portfolio Shares – Class R	100,000,000
Global 60/40 Portfolio Shares – Institutional Class	100,000,000
Global 25/75 Portfolio Shares – Class R	100,000,000
Global 25/75 Portfolio Shares – Institutional Class	100,000,000

SECOND: In accordance with Section 2-105(c) of the Maryland General Corporation Law, and in accordance with and subject to the provisions of Section 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation has adopted a resolution classifying and allocating One Hundred Fifty Million (150,000,000) shares of the unallocated and unissued common stock of the Corporation, with a par value of One Cent ($0.01) per share, as follows: One Hundred Million

(100,000,000) shares were allocated to the Sub-Class of stock designated “Global Equity Portfolio Shares—Institutional Class” of the Class of stock designated “Global Equity Portfolio Shares,” and Fifty Million (50,000,000) shares were allocated to the Sub-Class of stock designated “Global  60/40 Portfolio Shares–Institutional Class” of the Class of stock designated “Global  60/40 Portfolio Shares.”

THIRD: Following the aforesaid reclassifications and reallocations, the total number of shares of common stock which the Corporation is authorized to issue is Eight Billion (8,000,000,000) shares, with a par value of One Cent ($0.01) per share and an aggregate par value of Eighty Million Dollars ($80,000,000). The allocation of shares of common stock to each of the sixteen Classes is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
The DFA International Value Portfolio Shares	300,000,000
U.S. Large Cap Value Portfolio II Shares	200,000,000
U.S. Small Cap Value Portfolio II Shares	200,000,000
DFA International Value Portfolio II Shares	200,000,000
DFA International Value Portfolio III Shares	200,000,000
U.S. Large Cap Value Portfolio III Shares	200,000,000
LWAS/DFA U.S. High Book to Market Portfolio Shares	200,000,000
LWAS/DFA Two-Year Fixed Income Portfolio Shares	200,000,000
LWAS/DFA Two-Year Government Portfolio Shares	200,000,000
DFA International Value Portfolio IV Shares	200,000,000
Emerging Markets Portfolio II Shares	200,000,000
Tax-Managed U.S. Marketwide Value Portfolio II Shares	200,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
U.S. Large Company Institutional Index Portfolio Shares	200,000,000
Global Equity Portfolio Shares	300,000,000
Global 60/40 Portfolio Shares	250,000,000
Global 25/75 Portfolio Shares	200,000,000

The allocation of shares of common stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the Classes designated as the Global Equity Portfolio Shares, the Global  60/40 Portfolio Shares and the Global  25/75 Portfolio Shares into Sub-Classes is as follows:

Sub-Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
Global Equity Portfolio Shares – Class R	100,000,000
Global Equity Portfolio Shares – Institutional Class	200,000,000
Global 60/40 Portfolio Shares – Class R	100,000,000
Global 60/40 Portfolio Shares – Institutional Class	150,000,000
Global 25/75 Portfolio Shares – Class R	100,000,000
Global 25/75 Portfolio Shares – Institutional Class	100,000,000

FOURTH: The additional shares of the Sub-Class of stock designated “Global Equity Portfolio Shares—Institutional Class” of the Class of stock designated “Global Equity Portfolio Shares,” and the Sub-Class of stock designated “Global  60/40 Portfolio Shares–Institutional Class” of the Class of stock designated “Global  60 /40 Portfolio Shares” shall have the same preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the existing shares of such Classes or Sub-Class, all as set forth in the charter of the Corporation, and shall be subject to all provisions of the charter relating to shares generally.

FIFTH: The shares aforesaid have been duly classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

SIXTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 6th day of July, 2007.

DIMENSIONAL INVESTMENT GROUP INC.

By:	/s/ Jeff J. Jeon
Jeff J. Jeon Vice President

ATTEST:	/s/ Valerie A. Brown
Valerie A. Brown Assistant Secretary